Exhibit 10.37

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL BECAUSE IT WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SUMMARY OF COMMERCIAL TERMS

(“Commercial Terms”)

This Agreement (as hereinafter defined) is effective as of the Effective Date defined below, and is by and between ABG - SI, LLC, a Delaware limited liability company (“Licensor”) and the Licensee defined below (Licensor and Licensee may be hereinafter referred to, each individually as a “Party”, and collectively as the “Parties”).

1.	Effective Date:	“Effective Date” shall be defined as: January 1, 2020.
2.	Licensee: Corporate Organization: Address: Main Contact: Telephone: Facsimile: Email: Finance Contact: Telephone: Facsimile: Email: Website:	“Licensee” shall be defined as: GSP Nutrition, Inc. Licensee is a corporation organized under the laws of the state of Delaware.
3.	Licensed Property:

(a)  “Licensed Property” shall be defined as: the rights in and to the following trademarks, whether registered under applicable laws of the Territory (as hereinafter defined) and/or protected under common law of the Territory, to the extent recognized:

Licensed Property

SPORTS ILLUSTRATED

SPORTS ILLUSTRATED KIDS

(b)   Licensee hereby acknowledges and agrees that the Licensed Property shall specifically exclude: (i) the ’Sports Illustrated Swimsuit’ trademarks and any Licensor owned and/or controlled intellectual property related to the ’Sports Illustrated Swimsuit’ brand (the “Excluded Brand”); and (ii) any and all derivatives (including, without limitation, derivative works), variations, and modifications of the Licensed Property (“Derivative(s)”).

(c)  Excluded Brand.

(i) During the Term, and provided that Licensee is not in breach of this Agreement, Licensee shall have a right of first offer (“EB ROFO”) to amend this Agreement (“Option EB Amendment”) to include the Excluded Brand set forth in Section 3(b)(i) above as part of the Licensed Property herein. In the event Licensor or Licensee desires to enter into an Option EB Amendment during the Term, such Party shall notify the other Party of the same, in writing (“EB Option Notice”).

(ii)  [***]

(iii) [***]

(d)  [***]

4.	Licensed Products:	(a)”Products” shall be defined, individually and collectively, as the following:

		Product Category	Specified Products	Designed For
		Dietary and Nutritional Supplements	Tablets/Capsules, Softgel Tablets, Chewable Tablets, Lozenges, Gummies/Chews, Protein Bars, and Protein Powders/Concentrates (for preparing Sports Drinks or Energy Drinks).	Men, Women and Children

(b)“Licensed Products” shall be defined as: the Specific Products set forth in Section 4(a) above, that are ‘Designed For’ those individuals specified in Section 4(a) above, bearing the Licensed Property.

(c)  Notwithstanding the foregoing or anything to the contrary contained herein, the Parties each expressly acknowledge and agree that the ‘Products’ set forth above shall specifically exclude any and all of such Products (and other products) that are infused with alcohol and/or that contain cannabidiol (aka CBD Oil), cannabinoids, psilocybin, or any other similar or related ingredients, and nothing contained in this Agreement shall prohibit or otherwise restrict Licensor from entering into one (1) or more agreements with any one (1) or more third party(ies) for the use of any and all rights in and to the Licensed Property on Products that are infused with alcohol and/or contain cannabidiol (aka CBD Oil), cannabinoids, psilocybin, or any other similar or related ingredients, in the Territory (as hereinafter defined) for the Distribution Channels (as hereinafter defined) or otherwise.

5.	Term:	(a)”Initial Term” shall be defined as: the period beginning on the Effective Date and ending on December 31, 2024, unless sooner terminated pursuant to the terms hereof, with each ‘Contract Year’ included therein being defined as the following:

		Contract Year	Dates
		1 (2020)	Effective Date – December 31, 2020
		2 (2021)	January 1, 2021 – December 31, 2021
		3 (2022)	January 1, 2022 – December 31, 2022
		4 (2023)	January 1, 2023 – December 31, 2023
		5 (2024)	January 1, 2024 – December 31, 2024

(b) Licensee shall have one (1) option to renew the Agreement (“Renewal Option”) on the terms set forth herein for a period of, unless sooner terminated pursuant to the terms hereof, five (5) years, commencing on January 1, 2025 and continuing until December 31, 2029 (“Renewal Term”), which Renewal Option shall be exercised, if at all, by providing written notice to Licensor between June 1, 2023 and July 31, 2023 (such period being defined herein as the “Renewal Window”), and which Renewal Option may only be exercised and effective if and only if, both at the time the Renewal Option is exercised and throughout the remainder of the Initial Term, Licensee is not in breach of the Agreement (the “Renewal Condition”). In the event that Licensee effectively exercises the Renewal Option during the applicable Renewal Window but thereafter fails to satisfy the Renewal Condition, then at Licensor’s discretion, either: (i) the renewal of this Agreement shall be voided, and the Agreement shall expire on December 31, 2024; or (ii) such failure to satisfy any such Renewal Condition shall be waived and this Agreement shall continue in full force and effect into the Renewal Term on the terms set forth herein.

(c) For purposes of the Agreement: (i) the Initial Term and the Renewal Term (if any) are hereinafter individually and collectively referred to herein as the “Term” and individually as a “Contract Period”; (ii) a “Calendar Quarter” shall be defined as the following three (3) month periods during a given calendar year: from January 1 through March 31; from April 1 through June 30; from July 1 through September 30; and from October 1 through December 31; and (iii) for the Renewal Term (if any), each “Contract Year” included therein shall be defined as: each calendar year, from January 1 through and including December 31, and shall be numbered consecutively beginning with the first number after the last Contract Year during the Initial Term.

6.	Territory:

(a)  “Territory” shall be defined as: Canada and United States of America.

(b)  Option Territory Right of First Offer.

(i)  During the Term, and provided that Licensee is not in breach of this Agreement, Licensee shall have a right of first offer (“OT ROFO”) to amend this Agreement (“Option Territory Amendment”) to include mutually agreed upon country(ies) as part of the Territory hereunder (collectively, the “Option Countries”). In the event Licensor or Licensee desires to enter into an Option Territory Amendment during the Term, such Party shall notify the other Party of the same, in writing, which notice shall include a list of the Option Country(ies) contemplated for the applicable Option Territory Amendment (“Option Country(ies) Notice”).

(ii)  [***]

(iii) [***]

(c)  Disclaimers. [***]

7.	Scope:

Specifically excluding any rights related to the Derivatives, Licensor shall not enter into any agreement with a third party for the production and/or manufacture of Licensed Products or Products bearing the Excluded Brand (pursuant to Section 3(c) above) to be sold during the Term to/through the Distribution Channels in the Territory. Notwithstanding the foregoing or anything contained in the Agreement to the contrary, Licensee hereby acknowledges that Licensor has licensed, and will continue to license, the SPORTS ILLUSTRATED assets, including, without limitation, the Licensed Property in connection with co-branding / endorsement / collaboration projects and partnerships with third party brands (“Collaboration Rights”), and nothing contained herein shall prohibit Licensor from entering into one (1) or more agreements with any third parties for the Collaboration Rights and/or for the use of any and all rights in and to the Derivatives on Products in the Territory for the Distribution Channels.

8.	Restrictions:

(a)  Licensee shall not enter into any license agreement or acquire any rights in or to any photographs or other assets of Licensor from any third party for use during the Term, whether for use in connection with the Licensed Products or otherwise, without Licensor’s prior written approval in Licensor’s sole discretion.

(b)  Licensee shall not, now or at any time hereafter, defame or disparage, or tarnish the reputation or public image of Licensor or the Licensed Property (or any portion thereof), nor shall Licensee place the Licensed Property or Licensor in a negative light, whether in connection with the Licensed Products or otherwise.

(c)  Licensee hereby acknowledges and agrees that Licensee shall not alter, change or edit the content of any of the Licensed Property for or in connection with, the manufacture, offering for sale, sale, or Advertising & Promotion (as hereinafter defined) of the Licensed Products, without Licensor’s prior written approval, in Licensor’s sole discretion.

9.	Distribution Channels & Approved Accounts:

(a)  Licensee shall be permitted to sell the Licensed Products solely to/through the accounts (collectively, the “Approved Accounts” for each distribution channel (collectively, the “Distribution Channels”) set forth on Schedule A, which is attached hereto and incorporated herein by reference. In the event Licensee wishes to sell the Licensed Products to/through any accounts not included within the Approved Accounts, then Licensee shall submit the same to Licensor for Licensor’s prior written approval in each instance, which approval shall not be unreasonably withheld.

(b)  In the event that Licensor, using Licensor’s good faith, commercially reasonable judgment, believes that an Approved Account previously identified within any particular Distribution Channel, as set forth on Schedule A, no longer falls within that Distribution Channel or is no longer consistent with the brand positioning for the Licensed Property, Licensor shall have the right, in Licensor’s sole discretion, upon notice to Licensee, to: (i) remove such Approved Account from the Distribution Channels completely, or (ii) re-assign such Approved Account to a different Distribution Channel.

(c) To the extent Licensee sells any Licensed Products through the e-commerce website for an Approved Account (which, for the avoidance of doubt, include both the E-commerce Distribution Channel, if any, and the e-commerce websites for other Distribution Channels, if any) (“E-Commerce Site(s)”): (i) Licensee shall not, nor shall Licensee permit others (including any Approved Account) to, ship Licensed Products outside of the Territory; and (ii) Licensee shall require each Approved Account that sells Licensed Products through an E-Commerce Site to include a statement on such E-Commerce Site stating that Licensed Products can only be shipped to customers located within the Territory.

(d)  For purposes of this Agreement, Section 1(d)(B) of the Standard Terms shall be amended to remove ‘infomercials’ from the parenthetical contained therein.

10.	Net Sales:

(a)   For purposes of this Agreement: (i) “Net Sales” shall be defined as: [***].

(b)  Net Sales accrue in the Calendar Quarter during which the Licensed Products are sold by Licensee, regardless of when or if Licensee collects the revenue from such sale. For purposes of this Agreement, a Licensed Product shall be considered “sold” upon the date when such Licensed Product is invoiced, shipped or paid for, whichever event occurs first.

11.	Minimum Net Sales:	During the Term, Licensee shall be required to meet certain minimum Net Sales thresholds (“Minimum Net Sales”).

(a) For each Contract Year during the Term, the Minimum Net Sales shall be:

		Contract Year	Minimum Net Sales
		1 (2020)	$[***] USD
		2 (2021)	$[***] USD
		3 (2022)	$[***] USD
		4 (2023)	$[***] USD
		5 (2024)	$[***] USD

(b) For the Renewal Term (if any): (i) the first Contract Year’s Minimum Net Sales shall be the greater of: (A) [***] percent ([***]%) of the Minimum Net Sales of the final Contract Year of the Initial Term; or (B) [***] percent ([***]%) of the actual Net Sales in the final Contract Year of the Initial Term; and (ii) the Minimum Net Sales for each subsequent Contract Year within the Renewal Term shall be [***] percent ([***]%) of the prior Contract Year’s Minimum Net Sales.

12.	Royalty:	“Royalty” shall be defined as: [***] percent ([***]%) of Net Sales.
13.	Guaranteed Minimum Royalty:	(a)”Guaranteed Minimum Royalty(ies)” (also referred to herein as “GMR(s)”) shall be defined as non-returnable advances recoupable against Royalties earned in the same Contract Year.

(i) For each Contract Year during the Term, the GMR shall be:

		Contract Year	Guaranteed Minimum Royalty
		1 (2020)	$[***] USD
		2 (2021)	$[***] USD
		3 (2022)	$[***] USD
		4 (2023)	$[***] USD
		5 (2024)	$[***] USD

(ii) For the Renewal Term (if any): (A) the first Contract Year’s GMR shall be the greater of: (I) [***] percent ([***]%) of the GMR of the final Contract Year of the Initial Term; or (II) [***] percent ([***]%) of the actual Royalties in the final Contract Year of the Initial Term; and (B) the GMR for each subsequent Contract Year within the Renewal Term shall be [***] percent ([***]%) of the prior Contract Year’s GMR.

(b) Licensee hereby acknowledges that the GMR is payable to Licensor even if Licensee fails to manufacture, sell or market the Licensed Products during the Term, and is a condition of Licensor entering into the Agreement.

(c) [***]

14.	Common Marketing Fund:	“Common Marketing Fund” (also referred to herein as “CMF”) shall be defined as: [***] percent ([***]%) of Net Sales.
15.	Payments to Licensor:

(a)  Timing of payments.

(i) Payment Due on Signing of Agreement. Licensee shall pay to Licensor [***] Dollars ($[***] USD) of the Contract Year 1 (2020) GMR on or before January 10, 2020 (“Signing Payment”). In the event that Licensee fails or refuses to pay any of the foregoing amount to Licensor within such period, Licensor shall be permitted to terminate the Agreement in its entirety, upon written notice to Licensee.

(ii)  Minimums.

(A) Licensee shall pay the balance of the GMR for Contract Year 1 (2020) (i.e., a sum of $[***] USD) to Licensor according to the following schedule: (I) [***] United States Dollars ($[***] USD) on or before February 3, 2020; (II) [***] United States Dollars ($[***] USD) on or before April 1, 2020; (III) [***] United States Dollars ($[***] USD) on or before July 1, 2020; and (IV) [***] United States Dollars ($[***] USD) on or before October 1, 2020.

(B)    Beginning with Contract Year 2 (2021), Licensee shall pay the GMR to Licensor in equal quarterly installments on or before the first (1st) day of each Calendar Quarter.

(iii)  Actuals.

(A)    In the event that the actual earned Royalties in a given Calendar Quarter exceed the previously-paid portion of the GMR attributable to the same Contract Year, Licensee shall pay both the Royalties in excess of the previously paid portion of the GMR, as well as the actual earned CMF for such Calendar Quarter, to Licensor quarterly, within [***] of the end of each Calendar Quarter.

(B)     For the avoidance of doubt, in any given Contract Year, once Licensee has paid to Licensor the total amount of the GMR for such Contract Year (whether by way of quarterly GMR payments, Royalties in excess of the GMR, or both): (I) Licensee shall no longer be required to make quarterly GMR payments to Licensor for that Contract Year, and (II) for the remainder of such Contract Year, Licensee shall pay Licensor based on earned Royalties.

(b) Wire Instructions. Licensee shall be solely responsible for any costs and/or fees associated with making any and all payments to Licensor as required under this Agreement, including, without limitation, wire transfer fees. Licensee shall pay all sums due to Licensor by wire transfer to the following account, unless otherwise instructed by Licensor:

Payee:

Account Number:

ABA Routing Number (for domestic transfers):

Swift Code (for international transfers):

(c)  Currency. All monetary figures included herein are in United States Dollars

16.	Advertising & Promotion:

(a)  For purposes of this Agreement, “Advertising & Promotion” shall be defined as any and all efforts, products, advertisements, social media posts and the like, made for the purpose of marketing, selling and distributing the Licensed Products.

(b)  Licensee shall spend a minimum of [***] percent ([***]%) of Net Sales in each Contract Year during the Term on Advertising & Promotion expenditures for the Licensed Property and/or Licensed Products (the “Advertising Commitment”). The Advertising Commitment may be spent on costs and expenses attributable to each of the following, so long as the same arise directly from, and relate directly to, the Licensed Products: [***]. In no event shall the Advertising Commitment be utilized for any general overhead, administrative or development costs or expenses. At the end of each Contract Year, if Licensee has not spent the entire Advertising Commitment if and as required hereunder (Licensee’s actual spend being defined herein as the “Actual AC Spend”), Licensee shall pay to Licensor the difference between the Advertising Commitment and the Actual AC Spend, within fifteen (15) days of the end of the applicable Contract Year.

17.	[***]	[***]
18.	Discounted Products & Free Units:

(a)  Licensee hereby agrees to sell Licensed Products to Licensor, Licensor’s affiliated and/or parent companies, and/or Licensor’s other licensees/ partners (collectively, “Licensor Party(ies)”): (i) at the lower of (A) [***] percent ([***]%) off the regular wholesale price of each such Licensed Product, or (B) for each such Licensed Product: (I) if the Licensed Products are shipped from the warehouse: Licensee’s landed duty paid cost (“LDP Cost”), plus [***] percent ([***]%) of LDP Cost, Country of Destination; or (II) if the Licensed Products are picked up at the factory: Licensee’s freight on board cost (“FOB Cost”), plus [***] percent ([***]%) of FOB Cost, and (ii) on such terms as Licensee extends to its best customers, including, without limitation, first priority treatment with respect to order fulfillment and service. For the sake of clarity, Licensee shall pay Royalties and CMF on all sales of Licensed Products to the Licensor Parties.

(b)  Licensee shall sell Licensed Products to Licensor’s employees and other representatives, for their personal use, at the price discounts generally offered to Licensee’s own employees, but in no event at a price greater than Licensee’s regular United States wholesale prices therefor.

(c)  Licensee shall ship, at Licensee’s sole cost, up to [***] United States Dollars ($[***] USD) of licensed Products (measured at Licensee’s LDP Cost) to Licensor in each Contract Year during the Term (“Free Units”). The assortment of Free Units shall be at Licensor’s sole discretion and will not be sold by Licensor.

(d)  In addition to the Free Units, Licensee shall provide the Licensor Parties, at no charge, such number of Licensed Products, and copies of various executions of the Advertising & Promotion, as such Licensor Parties may reasonably request from time to time for fashion shows, special events and presentations, showroom display, promotional photo shoots, photo layouts, retail displays, premium offers, giveaways, sales incentives, charitable giving, donations, gift-with-purchase programs, and for other promotional / public relations efforts (“PR Samples”). In the event that any PR Samples are needed prior to the commencement of production of the same seasonal collection of Licensed Products, Licensee shall provide pre-production samples of Licensed Products. In the event Licensee is unable to supply the Licensor Parties with PR Samples, the Licensor Parties shall have the right to source the same from third parties, and such activity shall not be deemed a breach of exclusivity rights, if any, that may be granted under this Agreement.

19.	Insurance:

(a)  Licensee shall procure and maintain, at its sole cost and expense, and cause its Sub-Contractors to obtain, at their sole cost and expense, during the Term and for a period of three (3) years thereafter (“Insurance Period”), comprehensive general liability insurance (including, without limitation, product liability insurance, inventory insurance, worker’s compensation insurance, operations liability insurance, advertising injury insurance, and intellectual property insurance), to defend and protect the Parties against claims arising out of or in connection with the Business, the Licensed Products and the Advertising & Promotion thereof. Insurance must be obtained from a company reasonably acceptable to Licensor, in an amount not less than [***] in the aggregate, or Licensee’s standard insurance policy limits, whichever is greater.

(b)  Within five (5) business days of the date on which this Agreement is fully executed, Licensee shall submit to Licensor a certificate of insurance naming each of Licensor and Authentic Brands Group, LLC (“ABG”) as additional insureds (“CIO”), which CIO, or a renewal or replacement thereof, shall remain in force at all times during the Insurance Period, and shall require the insurer to provide at least thirty (30) days’ prior written notice to Licensee, and all additional insureds, of any termination, cancellation or modification thereof.

20.	Reversion:

In the event that Licensee has not sold commercially reasonable quantities of a Specific Product of Licensed Products by the end of Contract Year 3 (2022) or at any time thereafter, as evidenced by appropriate backup and support documentation acceptable to Licensor, then: Licensor shall have the right to remove such Specific Product from this Agreement, upon written notice to Licensee. After Licensor issues such notice to Licensee, all rights in and to such Specific Product shall revert to Licensor.

21.	Miscellaneous:

(a)  Within five (5) business days of the date on which this Agreement is fully executed, Licensee shall provide Licensor a complete list of key contacts and personnel within Licensee’s organization that will be responsible for the business to be conducted by Licensee under to this Agreement (“Business”).

(b)  Within thirty (30) days of the date on which this Agreement is fully executed, Licensee shall:

(i)  At Licensee’s sole cost, meet with Licensor’s creative, marketing, and branding team at Licensor’s office in New York City, New York, for a one-day introductory workshop for the Business;

(ii)  After the meeting in subsection (i) above, Licensee will provide Licensor a detailed business and marketing plan for the Business in a form and with all information as requested by Licensor, including, without limitation, sales and distribution projections (“Business Plan”) covering the Initial Term; and

(iii)  At Licensee’s sole cost, schedule and actively participate in a demonstration of Licensor’s reporting and approvals software, RoyaltyZone, a detailed explanation of which can be found at www.royaltyzone.com (“RoyaltyZone”). Throughout the Term, Licensee shall comply with all accounting and approvals obligations set forth in the Agreement via RoyaltyZone.

22.	Prior Agreement:

The Parties and Sportceuticals LLC (“Prior Licensee”) hereby acknowledge and agree that (i) Licensor and Prior Licensee previously entered into that certain agreement with an effective date of January 1, 2020 (the “Prior Agreement”), (ii) upon the execution and exchange of this Agreement by the Parties, as of the Effective Date, this Agreement shall replace and supersede the Prior Agreement in its entirety, and (iii) upon the execution and exchange of this Agreement by the Parties, as of the Effective Date, the Existing Agreement shall be voided in its entirety and of no further force or effect.

A. Licensee agrees to, and accepts, the Standard Terms & Conditions (“Standard Terms”), which, in addition to these Commercial Terms and unless otherwise agreed by the parties in writing, govern Licensee’s use of the Licensed Property and the operation of the Business contemplated hereunder. The Standard Terms are located at [***]. These Commercial Terms, together with the Standard Terms (collectively, the “Agreement”), collectively: (a) represent the complete agreement of the parties with respect to the subject matter hereof; (b) are fully binding on the parties hereto; and (c) supersede all previous documents and negotiations. In the event of any conflict between the terms contained in the Commercial Terms of the Agreement and the terms contained in the Standard Terms of the Agreement, the Commercial Terms shall govern. Licensee represents and warrants that Licensee, prior to Licensee’s execution hereof, had the opportunity to provide a copy of these Commercial Terms and the Standard Terms to, and review the same with, legal counsel of Licensee’s own choosing, and that Licensee has either obtained advice from such legal counsel or has declined to seek such advice.

B. In the event of any dispute regarding the definition of Licensed Products, Distribution Channels, Approved Accounts, Territory or other term defined herein, Licensor’s good faith interpretation of the same shall control. The Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York, without regard to conflicts of law principles. All rights which are not specifically granted and licensed to Licensee in the Agreement are hereby reserved by Licensor, and Licensor may exercise such rights at any time. The Agreement shall not be binding upon Licensor unless or until such time as Licensor has signed this Agreement and received the Signing Payment.

C. Ceautamed Worldwide LLC, a Florida limited liability company, having a correspondence address of [***] (“Guarantor”) absolutely and unconditionally guarantees to Licensor the full and prompt payment of all fees payable by Licensee under this Agreement (including, without limitation, the GMR and any Royalties), as well as the performance by Licensee of all other covenants, agreements, terms and conditions and of this Agreement (the “Guarantee”). Guarantor understands and agrees that: (a) but for the Guarantee, Licensor would not enter into this Agreement; (b) this Agreement may, from time to time, in whole or in part, be renewed, extended, or modified, without any notice to, or further assent by, Guarantor and without in any way affecting or releasing the liability of the Guarantor hereunder. In the event of default or breach by Licensee, Guarantor (i) agrees that the Standard Terms shall apply to the Guarantee, (ii) agrees to pay all reasonable attorneys’ fees and all other costs and expenses Licensor may incur in the enforcement of the Guarantee, and (ii) hereby consents to the jurisdiction of the courts in New York County, New York. Notice to Guarantor shall be sent to [***] at the address listed herein.

[Signature Page Follows]

AGREED & ACCEPTED:

LICENSEE:		LICENSOR:
GSP Nutrition, Inc.		ABG-SI, LLC

By:	/s/ Stuart Benson	By:	/s/ Jay Dubiner
Print:	Stuart Benson	Print:	Jay Dubiner
Title:	CEO	Title:	General Counsel
Date:	1/8/20	Date:	1/8/2020

GUARANTOR:
Ceautamed Worldwide LLC

By:	/s/ Stuart Benson
Print:	Stuart Benson
Title:	CEO
Date:	1/8/20

PRIOR LICENSEE, solely with respect to Section 22 of the Commercial Terms:
Sportceuticals LLC

By:	/s/ Stuart Benson
Print:	Stuart Benson
Title:	Member
Date:	1/8/20

This Schedule A is attached to and made part of the Agreement between ABG-SI, LLC (“Licensor”) and GSP Nutrition, Inc. (“Licensee”), with Ceautamed Worldwide LLC as ‘Guarantor’, dated January 1, 2020.

SCHEDULE A

Distribution Channels & Approved Accounts

Distribution Channel	Approved Accounts	Permitted E-Commerce Sites of Approved Accounts
Luxury Department	Neiman Marcus Saks Fifth Avenue	www.Nelmanmarcus.com www.saksfifthavenue.com
Better Department	Bloomingdales	www.bloomincidales.com
Mid-Tier Department	Beall’s of Florida Belk Boscov’s Dillard’s Hudson’s Bay Lord & Taylor Macy’s Nordstrom Stage Stores Von Maur	www.Beallsflorida.com www.Belk.com www.Boscovs.com www.Oillards.com www.Thebay.com www.Lordandtaylor.com www.Macys.com www.Nordstrom.com www.Stage.com www.Vonmaur.com
Specialty	Dick’s Sporting Goods Modells	www.dickssportinggoods.com www.modells.com
Mass	Walmart	www.walmart.com
Club	Costco Kroger Price Smart Sam’s Club	www.costco.com www.kroger.com www.pricesmart.com www.samsclub.com
Military Bases	AAFES CGX MCXM NEXCOM	www.aafes.com www.shopcgx.com www.mymcx.com www.mvnavvexchange.com
Off-Price

Beall’s Outlet

Bloomingdales Outlet

Burlington

Century 21

DD’s Discounts

Gabes

Gordman’s

Home Goods

Home Sense

Macy’s Backstage

Marshalls

Neiman Marcus Last Call

Nordstrom Rack

Ross

Saks Off Fifth

Sierra Trading Post

Steinmart

TJ Maxx

Winners

www.Bealsoutlet.com

www.Bloomingdalesoutlet.com www.Burlington.com www.Century21.com www.dddiscounts.com www.mygabes.com www.Gordmans.com www.homegoods.com www.homesense.com www.Macysbackstage.com www.Marshalls.com www.Lastcall.com www.Nordstromrack.com www.rossstores.com www.Saksoff5th.com

www.Sierratradingpostcom www.Steinmart.com

www.TJMaxx.com www.Winners.com

E-commerce	Amazon (Vendor Central) Bluefly Fanatics - SI Fan Shop Gilt Hautelook Jet Overstock Ruelala Zulily	www.amazon.com www.bluefly.com www.sifanatics.com www.gilt.com www.Hautelook.com www.jet.com www.overstock.com www.Ruelala.com www.Zulily.com